UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010

CARVER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13007	13-3904174
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 West 125th Street New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8820

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

Carver Bancorp, Inc. announced on March 24, 2010 that David Hinds will retire as a member of its Board of Directors, effective March 31, 2010. The Board has appointed Robert Tarter as Chairman of the Finance and Audit Committee and a member of the Asset Liability and Interest Rate Risk Committee.  A copy of the press release announcing Mr. Hinds’ resignation is attached as Exhibit 99.1.

Mr. Hinds served as a Director of Carver since 2000. Mr. Tarter was appointed a member of the Board of Directors in 2006.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed as part of this report:

99.1   Press release entitled “DAVID HINDS TO RETIRE FROM CARVER BOARD OF DIRECTORS” dated March 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

DATE:  March 24, 2010

BY:	/s/ Mark A. Ricca

Mark A. Ricca
Executive Vice President, Chief Risk Officer and General Counsel